EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-113512, 333-104601, 333-100814, 333-76254, 333-63430, 333-86161 and 333-62891) of Amkor Technology, Inc. of our report dated June 15, 2006 relating to the financial statements of Amkor Technology, Inc. 401(k) Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Phoenix, Arizona
June 26, 2006

11